UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

of 1934

Date of report (Date of earliest event reported) August 27, 2010

INTERNATIONAL RECTIFIER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-7935	95-1528961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 N. Sepulveda Blvd.

El Segundo, California 90245

(Address of Principal Executive Offices) (Zip Code)

(310) 726-8000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)  Compensatory Arrangements of Certain Officers

On July 20, 2010, International Rectifier Corporation (the “Company”)  filed a Current Report on Form 8-K (the “July 20, 2010 8-K”) reporting that the Compensation Committee (“Compensation Committee”) of the Board of Directors (“Board”) of the Company established a short-term cash incentive bonus program for the Company’s 2011 fiscal year (the “Program”) covering each of the executive officers of the Company, among them, Timothy E. Bixler, General Counsel and Secretary.

Under the Program, each executive officer of the Company is eligible to receive a cash bonus for fiscal year 2011, expressed as a target bonus percentage of the officer’s annualized base salary, and determined through the Company’s level of achievement of certain performance goals and each officer’s achievement of any individualized goals established for such officer, all as more fully described in the July 20, 2010 8-K.

On August 27, 2010, the Compensation Committee modified the target bonus percentage for Mr. Bixler under the Program from 50% of his annualized base salary to 60% of his annualized base salary.

Item 7.01.    Regulation FD Disclosure

The Company’s Board has approved November 12, 2010 as the date of the Company’s 2010 Annual Meeting of Stockholders.  The record date for the 2010 Annual Meeting of Stockholders has been set by the Board to be September 24, 2010.

The information in this Item 7.01, of this Current Report on Form 8-K will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this report. The furnishing of the information in this Item 7.01 of this report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material investor information that is not otherwise publicly available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2010	INTERNATIONAL RECTIFIER CORPORATION
	By:	/s/ Timothy E. Bixler
Name: Timothy E. Bixler
Title: Vice President, General Counsel and Secretary